Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

Lazydays Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of Rights	457(o)	-	$-	$25,000,000	0.0001531	$3,827.50
	Total Offering Amounts					$25,000,000		$3,827.50
	Total Fees Previously Paid							-
	Total Fee Offsets							$3,827.50
	Net Fee Due							$0.00
____________________
(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Lazydays Holdings, Inc.	S-1	333-274489	09/12/2023		$3,827.50	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of Rights	15,627,441	$100,000,000
Fees Offset Sources	Lazydays Holdings, Inc.	S-1	333-274489		10/06/2023						$3,827.50
____________________
(1)
The Registrant paid a registration fee of $13,658.00 in connection with the registration of non-transferable rights to purchase up to an aggregate of $100,000,000 in shares of the Registrant’s common stock, par value $0.0001 per share, pursuant to the Registration Statement on Form S-1 (Registration No. 333-274489) originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 12, 2023, as amended by Amendment No. 1 to Form S-1 Registration Statement filed with the SEC on October 6, 2023, Amendment No. 2 to Form S-1 Registration Statement filed with the SEC on October 12, 2023 and Amendment No. 3 to Form S-1 Registration Statement filed with the SEC on October 20, 2023 (collectively, the “Prior Registration Statement”). The offering pursuant to the Prior Registration Statement has been terminated. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this registration statement was offset by $3,827.50 of the fee paid in connection with the Prior Registration Statement.